UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2025

WETOUCH TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41957	20-4080330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.29, Third Main Avenue, Shigao Town, Renshou County,

Meishan, Sichuan, China 620500

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 28-37390666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	WETH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Regaining Compliance with Nasdaq Listing Rule 5250(c)(1)

On September 16, 2025, the Company filed an 8-K regarding the receipt of an expected delinquency notice from the Nasdaq Stock Market LLC (“Nasdaq”) on September 15, 2025 which indicated that Nasdaq reviewed the Company’s compliance plan and granted an extension until October 13, 2025 to file the Form 10-Q for the period ended March 31, 2025 (the “1st Form 10-Q”), and Form 10-Q for the period ended June 30, 2025 (the “2nd Form 10-Q”).

On October 10, 2025, the Company received a letter from Nasdaq, notifying the company that the Staff has determined that it has regained compliance with Nasdaq Listing Rule 5250(c)(1) because the Company filed its 1st Form 10-Q on October 8, 2025, and its 2nd Form 10-Q on October 9, 2025, thereby becoming current in its periodic filing requirements with the Securities and Exchange Commission.

Accordingly, the matter previously disclosed in the Company’s Form 8-K filed on September 16 under Item 3.01 is now closed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (Formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WETOUCH TECHNOLOGY INC.

Date: October 14, 2025	By:	/s/ Zongyi Lian
	Name:	Zongyi Lian
	Title:	President and Chief Executive Officer (Principal Executive Officer)

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